10/8/96
                                                                  Exhibit 28(b)
PROXY

                         CRESTAR FINANCIAL CORPORATION


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS ON DECEMBER 19, 1996.

         The undersigned hereby appoints _______________, _________________ and
_______________, any one of whom may act and each with the power to appoint his substitute, to represent and to vote all shares of Common Stock of Crestar Financial Corporation ("Crestar") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on December 19, 1996, at Crestar's office located at 919 East Main Street, Richmond, Virginia, and at any adjournment thereof.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

         This proxy, when properly executed, will be voted as directed. If no direction is made, this proxy will be voted FOR as recommended by the Board of Directors. If any other business is properly presented at the Special Meeting, this proxy will be voted by the proxies in their discretion.

1.       FOR [   ]       AGAINST [   ]       ABSTAIN [   ]

         Approval of the issuance of up to 13,200,000 shares of Crestar Common Stock in accordance with the Agreement and Plan of Reorganization and related Plan of Merger dated September 15, 1996 (the "Agreement"), among Crestar Financial Corporation ("Crestar"), CDM Acquisition Subsidiary, Inc., Crestar Bank DC, Citizens Bancorp and Citizens Bank of Maryland, providing for Crestar's acquisition of Citizens Bancorp as described in the Joint Proxy Statement/Prospectus and pursuant to which each share of Common Stock of Citizens Bancorp outstanding as of the Effective Time of the Holding Company Merger will be converted into and become the right to receive 0.835 shares of Crestar Common Stock and associated stock rights, and options to purchase Citizens Common Stock will be converted into the right to acquire shares of Crestar Common Stock.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

The undersigned acknowledges receipt of a Notice of Special Meeting of Shareholders dated November 15, 1996, and of a Joint Proxy Statement/Prospectus dated [ ], 1996.


                                         _______________________________
                                                      Signature


                                         _______________________________
                                             Signature if held jointly


                                         Dated _________________________, 1996

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign with full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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